   As filed with the Securities and Exchange Commission on March 18, 1996.

                                                       Registration No. 333-1105

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                               AMENDMENT NO. 3
                                      TO
                                   FORM S-4


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              GENZYME CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

        MASSACHUSETTS                           2834                    06-1047163
(State or Other Jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
Incorporation or Organization)       Classification Code Number)     Identification No.)

                               ONE KENDALL SQUARE
                        CAMBRIDGE, MASSACHUSETTS  02139
                                 (617) 252-7500
  (Address, Including ZIP Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                HENRI A. TERMEER
                              GENZYME CORPORATION
                               ONE KENDALL SQUARE
                        CAMBRIDGE, MASSACHUSETTS  02139
                                 (617) 252-7500
 (Name, Address, Including ZIP Code and Telephone Number, Including Area Code,
                             of Agent for Service)

                                with a copy to:
                               Peter Wirth, Esq.
                                Palmer & Dodge
                               One Beacon Street
                          Boston, Massachusetts  02108
                                 (617) 573-0100

        Approximate date of commencement of proposed sale to the public:

As soon as practicable after the Registration Statement becomes effective and all other conditions to the merger described in the enclosed Prospectus and Proxy Statement have been satisfied or waived.


                          ---------------------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 67 of chapter 156B of the Massachusetts Business Corporation Law grants Genzyme the power to indemnify any director, officer, employee or agent to whatever extent permitted by Genzyme's Articles of Organization, By-Laws or a vote adopted by the holders of a majority of the shares entitled to vote thereon, unless the proposed indemnitee has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her actions were in the best interests of the corporation or, to the extent that the matter for which indemnification is sought relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification may include payment by Genzyme of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under the statute.

         Article VI of Genzyme's By-Laws provides that Genzyme shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he or she may become involved by reason of his or her serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he or she is successful on the merits, the proceeding was authorized by the corporation or the proceeding seeks a declaratory judgment regarding his or her own conduct). Such indemnification shall include payment by Genzyme of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under
Article VI, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

         The indemnification provided for in Article VI is a contract right inuring to the benefit of the directors, officers and others entitled to indemnification. In addition, the indemnification is expressly not exclusive of any other rights to which such director, officer or other person may be entitled by contract or otherwise under law, and inures to the benefit of the heirs, executors and administrators of such a person.

         Genzyme also has in place agreements with certain officers and directors which affirm Genzyme's obligation to indemnify them to the fullest extent permitted by law and contain various procedural and other provisions which expand the protection afforded by the Registrant's By-Laws.

         Section 13(b)(1 1/2) of chapter 156B of the Massachusetts Business Corporation Law provides that a corporation may, in its articles of organization, eliminate the directors' personal liability to the corporation and its stockholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions and loans to insiders and (iv) transactions from which the director derived an improper personal benefit. Section VI.C.5. of Genzyme's Articles of Organization provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exculpation is not permitted under the Massachusetts Business Corporation Law as in effect when such liability is determined.



                                   Part II - 1

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (A)      EXHIBITS.

                  See Exhibit Index immediately following signature page.

         (B)      FINANCIAL STATEMENT SCHEDULES.

                  The following Financial Statement Schedule of Genzyme is incorporated by reference to Item 14 of Genzyme's Annual Report on Form 10-K for its fiscal year ended December 31, 1994:

                  Schedule II - Valuation and Qualifying Accounts.

All other schedules are omitted since the required information is inapplicable or has been presented in the financial statements and related notes.

ITEM 22.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   Part II - 2

     (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (f) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (g) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (f) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                   Part II - 3

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the registrant has duly caused Amendment No. 3 to this Registration Statement (File No. 333-1105) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on March 18, 1996.


                                                     GENZYME CORPORATION


                                                     By: * HENRI A. TERMEER
                                                         --------------------
                                                     Henri A. Termeer, President


        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 3 to this Registration Statement (File No. 333-1105) has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                            TITLE                                  DATE
---------                                            -----                                  ----
* HENRI A. TERMEER                                   Director and Principal                 March 18, 1996
-----------------------------------                  Executive Officer
Henri A. Termeer

* DAVID J. MCLACHLAN                                 Principal Financial and                March 18, 1996
-----------------------------------                  Accounting Officer
David J. McLachlan

* CONSTANTINE E. ANAGNOSTOPOULOS                     Director                               March 18, 1996
-----------------------------------
Constantine E. Anagnostopoulos

* DOUGLAS A. BERTHIAUME                              Director                               March 18, 1996
-----------------------------------
Douglas A. Berthiaume

* HENRY E. BLAIR                                     Director                               March 18, 1996
-----------------------------------
Henry E. Blair

* ROBERT J. CARPENTER                                Director                               March 18, 1996
-----------------------------------
Robert J. Carpenter

* CHARLES L. COONEY                                  Director                               March 18, 1996
-----------------------------------
Charles L. Cooney

* HENRY R. LEWIS                                     Director                               March 18, 1996
-----------------------------------
Henry R. Lewis

* By: /s/ PETER WIRTH
-----------------------------------
Peter Wirth
Attorney-in-Fact



                                   Part II - 4

                                  EXHIBIT INDEX

EXHIBIT                                                                                   SEQUENTIAL
  NO.                                  DESCRIPTION                                        PAGE NO.
-------                                -----------                                        --------
     2             Composite conformed copy of Agreement and Plan of Merger
                   dated as of January 11, 1996, between Genzyme, Genetrix and the Principal Stockholders of Genetrix. Filed herewith as
                   Exhibit A to the Prospectus/Proxy Statement. Pursuant to Item
                   601(b)(2) of Regulation S-K, the schedules referred to in the
                   Agreement and Plan of Merger are omitted. The Registrant
                   hereby undertakes to furnish supplementally a copy of any
                   omitted schedule to the Commission upon request.

     4.1           Articles of Organization, as amended, of Genzyme. Filed as
                   Exhibit 3.1 to Genzyme's Form 10-K for the year ended
                   December 31, 1994 (File No. 0- 14680), and incorporated herein by reference.

     4.2           By-Laws of Genzyme. Filed as Exhibit 3.2 to Genzyme's Form
                   8-K dated December 31, 1991 (File No. 0-14680), and incorporated herein by reference.

     4.3           Amended and Restated Rights Agreement dated as of October 13,
                   1994 between Genzyme and American Stock Transfer and Trust
                   Company. Filed as Exhibit 4 to Genzyme's Form 8-K dated
                   December 29, 1994 (File No. 0-14680), and incorporated herein by reference.

*    5             Form of opinion of Palmer & Dodge.

*    8             Form of opinion of Palmer & Dodge with respect to certain
                   federal income tax matters.

**  23.1           Consent of Coopers & Lybrand L.L.P., independent accountants to Genzyme Corporation.

    23.2           Consent of Ernst & Young LLP, independent accountants to
                   Genetrix, Inc. Filed herewith.

**  23.3           Consent of Price Waterhouse LLP, independent accountants to
                   BioSurface Technology, Inc.

**  23.4           Consent of Coopers & Lybrand L.L.P., independent accountants to Genzyme Development Partners, L.P.

*   23.5           Consents of Palmer & Dodge (contained in Exhibits 5 and 8).

*   24             Power of Attorney (included in the signature page hereto).

    99 Fairness Opinion of Alex. Brown & Sons Incorporated. Filed herewith as Exhibit B to the Prospectus/Proxy Statement.

* Previously filed on February 21, 1996 as the same numbered exhibit to this Registration Statement on Form S-4 (File No. 333-1105).

** Previously filed on March 14, 1996 as the same numbered exhibit to this Registration Statement on Form S-4 (File No. 333-1105).


                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the captions "Experts" and "Genetrix Selected Financial Data" and to the use of our report dated May 25, 1995 included in the Proxy Statement of Genetrix, Inc. that is made a part of this Registration Statement (Form S-4, File No. 333-1105) and Prospectus of Genzyme Corporation for the registration of 625,000 shares of its General Division Common Stock.



                                                          /s/ Ernst & Young, LLP
                                                          ----------------------


Phoenix, Arizona
March 15, 1996